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                                                                   Exhibit 10.31

                                   XYGENT INC.

                      2002 COMMON STOCK PURCHASE AGREEMENT

     This 2002 Common Stock Purchase Agreement, dated as of April 8, 2002, is made among Xygent Inc., a Delaware corporation (the "Company"), and BNS Co., a Delaware corporation (the "BNS"). The parties agree as follows:

1. Definitions; Certain Rules of Construction. Certain capitalized terms are used in this Agreement, if not defined elsewhere in the Agreement, with the specific meanings defined below in this Section 1.

     1.1. "Person" means any present or future natural person or any corporation, association, partnership, limited liability company, limited liability partnership, joint venture, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

     1.2. "Stockholders' Agreement" means the Stockholders' Agreement, dated as of April 27, 2001 and in effect from time to time, among the Company, BNS and Brown & Sharpe, Inc. (formerly known as Hexagon (Rhode Island), Inc.) ("Brown & Sharpe").

2.   Authorization, Sale and Purchase of Common Stock.

     2.1. Authorization of Common Stock. The Company has authorized the issuance and sale of up to 12,005 shares of Common Stock of the Company, par value $0.01 per share ("Common Stock"), to be issued under this Agreement at a purchase price per share equal to $124.95 (the "Purchase Price").

     2.2. Sale and Purchase of Common Stock. Subject to the terms and conditions of this Agreement and the Stockholders' Agreement, and on the basis of the representations and warranties set forth herein, the Company agrees to sell to BNS, and BNS agrees to purchase from the Company 12,005 shares of Common Stock (the "Shares") at a purchase price per share equal to the Purchase Price for a total purchase price of $1,500,024.75 (the "Total Purchase Price").

     2.3. The Closing. The purchase and sale of the Shares will take place on April 26, 2002 at the offices of the Company, 275 West Natick Road, Warwick, Rhode Island 02886, or at such other time or place as the parties may agree (the "Closing"). At the Closing, the Company will deliver to BNS a certificate or certificates, registered in BNS's name, representing the number of Shares against payment of the Total Purchase Price by the surrender to the Company for cancellation of $1,500,024.75 of the indebtedness owed by the Company to BNS.

3. Representations and Warranties of the Company. In order to induce BNS to enter into this Agreement and to purchase the Shares hereunder, the Company hereby represents and warrants that:

     3.1. Organization and Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all required corporate power and authority to enter into this Agreement and to carry out the

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transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be subject to the laws of general application relating to bankruptcy, insolvency, the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of the Company.

     3.2. Non-Contravention. The execution by the Company of this Agreement and the performance by the Company of the transaction contemplated hereby will not violate, conflict with, or result in a default under any provision of the Company's organizational documents.

     3.3. Issuance of Shares. When issued in accordance with the terms of this Agreement, the Stockholders' Agreement, and the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), the Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

     3.4. Securities Laws. Assuming that BNS's representations and warranties contained in Section 4 are true and correct, the offer, issuance and sale of the Shares by the Company to BNS is exempt from the registration and prospectus delivery requirements of the 1933 Act, and is exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state blue sky and securities laws.

4.   Representations, Warranties and Certain Other Agreements of BNS.

     4.1. Representations and Warranties. BNS hereby represents and warrants that:

            4.1.1. Authorization. BNS has full power and authority to execute, deliver and perform this Agreement and to acquire the Shares. This Agreement constitutes the legal, valid and binding obligation of BNS, enforceable against BNS in accordance with its terms, except as enforceability thereof may be subject to the laws of general application relating to bankruptcy, insolvency, the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies.

            4.1.2. Non-Contravention. The execution by BNS of this Agreement and the performance by the Company of the transaction contemplated hereby will not violate, conflict with, or result in a default under any provision of BNS's organizational documents.

            4.1.3. Purchase Entirely for Own Account. The Shares will be acquired for investment for BNS's own account, not as a nominee or agent and not with a view to the distribution of any part thereof. BNS has no present intention of selling, granting any participation in, or otherwise distributing, the Shares. BNS does not have any contract, undertaking, agreement or arrangement with any Person to sell or transfer, or grant any participation to such Person or to any third Person, with respect to any of the Shares.

            4.1.4. Restricted Securities. BNS understands that the Shares may not be sold or transferred, or otherwise disposed of, without registration under the Securities Act of

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     1933 as amended (the "1933 Act"), or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the 1933 Act, the Shares must be held indefinitely. In the absence of an effective registration statement covering the Shares, BNS will sell or transfer, or otherwise dispose of, the Shares to be acquired by BNS only in a manner consistent with its representations and agreements set forth herein and the terms and conditions set forth in the Stockholders' Agreement.

     4.2. Legends. It is understood that the certificates evidencing the Shares may bear substantially the following legends:

            (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

            (b) Any legend required by (i) the Stockholders' Agreement or (ii) the laws of any applicable jurisdiction.

5. Conditions to BNS's Obligations at the Closing. The obligations of BNS under Section 2 to purchase the Shares at the Closing are subject to the fulfillment at or prior to the Closing of each of the following conditions (unless waived by BNS):

     5.1. Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     5.2. Performance. The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     5.3. Compliance Certificate. If the Closing does not occur simultaneously with the execution of this Agreement, the Company shall deliver to BNS at the Closing a certificate signed on behalf of the Company by an officer of the Company certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled. If the Closing occurs simultaneously with execution of this Agreement, the conditions specified in Section 5.1 and 5.2 shall be deemed to have been fulfilled.

     5.4. Stockholders' Agreement. The requirements of Sections 6.1-6.3 of the Stockholders' Agreement shall have been met or waived in all respect prior to the Closing in connection with the transactions contemplated by this Agreement and the purchase and sale of the Shares.

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6.   Conditions to the Company's Obligations at Closing. The obligations of the
Company under Section 2 to sell Shares at the Closing are subject to the fulfillment at or prior to the Closing of each of the following conditions (unless waived by the Company):

     6.1. Representations and Warranties. The representations and warranties of BNS contained in Section 4 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     6.2. Payment of Purchase Price. BNS shall have delivered payment of the Total Purchase Price by acknowledging to the Company the cancellation of $1,500,024.75 of the indebtedness of the Company to BNS.

7. Notices. All notices or other communications to a party required or permitted hereunder will be in writing and will be delivered personally or by facsimile (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or will be given by certified mail, postage prepaid with return receipt requested, addressed as follows:

     If to the Company, to: Xygent Inc., 275 West Natick Road, Warwick, Rhode Island 02886, Att: President.

     If to BNS, to: BNS Co., 275 West Natick Road, Warwick, Rhode Island 02886,
Att: Chief Executive Officer.

All notices will be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile) or on the day shown on the return receipt (if delivered by mail). Either party may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed.

8. Parties in Interest. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any party hereto shall bind and inure to the benefit of the successors and assigns of such party.

9. Amendments and Waivers. No delay or omission on the part of any party hereto in exercising any right under this Agreement shall operate as a waiver of such right or any other right hereunder. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each party hereto. No amendment will be effective unless it is approved by the Board of Directors of Xygent.

10. General. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. This Agreement and the Stockholders' Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede any and all prior understandings and agreements, whether

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written or oral, with respect to such subject matter. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Rhode Island.

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         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

                                        XYGENT INC.


                                        By: /s/ Andrew C. Genor
                                            ----------------------------------
                                            Title: President and CEO

                                        BNS CO.


                                        By: /s/ Andrew C. Genor
                                            ----------------------------------
                                            Title: President and CEO

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